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                                                                    EXHIBIT 10.6

                              CONSULTING AGREEMENT
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     THIS CONSULTING AGREEMENT (the "Agreement"), made as of this 1st day of
April, 1996 is entered into by Ascent Pharmaceuticals, Inc., a Delaware corporation with its principal place of business at 9 Linnell Circle, Billerica, Massachusetts 01821 (the "Company"), and Robert E. Baldini, residing at 5 Olde Greenhouse Lane, Madison, New Jersey 07940 (the "Consultant").

                                  INTRODUCTION
                                  ------------

     The Company desires to retain the services of the Consultant and the Consultant desires to perform certain services for the Company. In consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

     1. SERVICES. The Consultant agrees to perform such consulting, advisory and related services to and for the Company, at the offices of the Company or such other location as the Company may reasonably request, as may be requested from time to time by the Company, including, but not limited to, the services specified on SCHEDULE A to this Agreement and that time is of the essence with respect to such performance. During the Consultation Period (as defined below), the Consultant shall not engage in any activity that has a conflict of interest with the Company.

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     2. TERM. This Agreement shall commence effective as of April 1, 1996 and shall continue until April 1, 2000 (such period, as it may be extended, being referred to as the "Consultation Period"), unless sooner terminated in accordance with the provisions of Section 4.

     3.  Compensation.
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          3.1 CONSULTING FEES. The Company shall pay to the Consultant consulting fees of $1,500 per day, payable in arrears on the last day of each month.

          3.2 REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Consultant for all reasonable and necessary expenses incurred or paid by the Consultant in connection with, or related to, the performance of his services under this Agreement. The Consultant shall submit to the Company itemized monthly statements, in a form satisfactory to the Company, of such expenses incurred in the previous month. The Company shall pay to the Consultant amounts shown on each such statement within 30 days after receipt thereof.

          3.3. STOCK OPTION. The Company shall grant to the Consultant an option to acquire an aggregate of 100,000 shares of the common stock of the Company, $.00004 par value per share, pursuant to the Company's 1992 Equity Incentive Plan, as amended (the "Plan") such option grant shall be made subject to the terms of the Plan and pursuant to a duly executed option agreement a definitive option agreement.

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          3.4 BENEFITS. The Consultant shall not be entitled to any benefits, coverages or privileges, including, without limitation, social security, unemployment, medical or pension payments, made available to employees of the Company.

     4. TERMINATION. The Company may, without prejudice to any right or remedy it may have due to any failure of the Consultant to perform his obligations under this Agreement, terminate the Consultation Period upon 30 days' prior written notice to the Consultant. In the event of such termination, the Consultant shall be entitled to payment for services performed and expenses paid or incurred prior to the effective date of termination, subject to the limitation on reimbursement of expenses set forth in Section 3.2. Such payments shall constitute full settlement of any and all claims of the Consultant of every description against the Company. Notwithstanding the foregoing, the Company may terminate the Consultation Period, effective immediately upon receipt of written notice, if the Consultant breaches or threatens to breach any provision of Section 6.

     5. COOPERATION. The Consultant shall use his best efforts in the performance of his obligations under this Agreement. The Company shall provide such access to its information and property as may be reasonably required in order to permit the Consultant to perform his obligations hereunder. The Consultant shall cooperate with the Company's personnel, shall not interfere with the conduct

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of the Company's business and shall observe all rules, regulations and security requirements of the Company concerning the safety of persons and property.

     6. Inventions and Proprietary Information.
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         6.1 Inventions.
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               (a) All inventions, discoveries, data, technology, designs, innovations and improvements (whether or not patentable and whether or not copyrightable) ("Inventions") related to the business of the Company which are made, conceived, reduced to practice, created, written, designed or developed by the Consultant, solely or jointly with others and whether during normal business hours or otherwise, during (i) the Consultation Period or (ii) thereafter, if resulting or directly derived from Proprietary Information (as defined below), shall be the sole property of the Company. The Consultant hereby assigns to the Company all Inventions and any and all related patents, copyrights, trademarks, trade names, and other industrial and intellectual property rights and applications therefor, in the United States and elsewhere and appoints any officer of the Company as his duly authorized attorney to execute, file, prosecute and protect the same before any government agency, court or authority. Upon the request of the Company and at the Company's expense, the Consultant shall execute such further assignments, documents and other instruments as may be necessary or desirable

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to fully and completely assign all Inventions to the Company and to assist the
Company in applying for, obtaining and enforcing patents or copyrights or other rights in the United States and in any foreign country with respect to any Invention.

               (b) The Consultant shall promptly disclose to the Company all Inventions and will maintain adequate and current written records (in the form of notes, sketches, drawings and as may be specified by the Company) to document the conception and/or first actual reduction to practice of any Invention. Such written records shall be available to and remain the sole property of the Company at all times.

          6.2  Proprietary Information.
               -----------------------

               (a) The Consultant acknowledges that his relationship with the Company is one of high trust and confidence and that in the course of his service to the Company he will have access to and contact with Proprietary Information. The Consultant agrees that he will not, during the Consultation Period or at any time thereafter, disclose to others, or use for his benefit or the benefit of others, any Proprietary Information or Invention.

               (b) For purposes of this Agreement, Proprietary Information shall mean, by way of illustration and not limitation, all information (whether or not patentable and whether or not copyrightable) owned, possessed or used by the Company, including, without limitation, any Invention, formula, vendor information,

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customer information, materials, developments, apparatus, equipment, trade secret, process, research, report, technical data, know-how, computer program, software, software documentation, hardware design, technology, marketing or business plan, forecast, unpublished financial statement, budget, license, price, cost and employee list that is communicated to, learned of, developed, planned or otherwise acquired by the Consultant in the course of his service as a consultant to the Company.

               (c) The Consultant's obligations under this Section 6.2 shall not apply to any information that (i) is or becomes known to the general public under circumstances involving no breach by the Consultant or others of the terms of this Section 6.2, (ii) is generally disclosed to third parties by the Company without restriction on such third parties, or (iii) is approved for release by written authorization of the Board of Directors of the Company.

               (d) Consultant agrees that (i) all Proprietary Information generated by, furnished to or obtained by Consultant in the performance of its obligations hereunder shall remain the sole and exclusive property of the Company, and (ii) upon termination of this Agreement or at any other time upon request by the Company, the Consultant shall promptly deliver to the Company all records, files, memoranda, notes, designs, data, reports, price lists, customer lists, drawings, plans, computer programs,

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software, software documentation, sketches, laboratory and research notebooks and other documents (and all copies or reproductions of such materials) relating to the business of the Company.

               (e) The Consultant represents that (i) his retention as a consultant with the Company and his performance under this Agreement does not, and shall not, breach any agreement that obligates him to keep in confidence any trade secrets or confidential or proprietary information of his or of any other party or to refrain from competing, directly or indirectly, with the business of any other party and (ii) the Consultant has all requisite power and authority to execute this Agreement and any other ancillary documents or instruments contemplated hereby. The Consultant shall not disclose to the Com- pany any trade secrets or confidential or proprietary information of any other party.

               (f) The Consultant acknowledges that the Company from time to time may have agreements with other persons or with the United States Government, or agencies thereof, that impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Consultant agrees to be bound by all such obligations and restrictions that are known to him and to take all action necessary to discharge the obligations of the Company under such agreements.

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               6.3 REMEDIES. The Consultant acknowledges that any breach of the provisions of this Section 6 shall result in serious and irreparable injury to the Company for which the Company cannot be adequately compensated by monetary damages alone. The Consultant agrees, therefore, that, in addition to any other remedy it may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Consultant and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages.

     7. INDEPENDENT CONTRACTOR STATUS. The Consultant shall perform all services under this Agreement as an "independent contractor" and not as an employee or agent of the Company. The Consultant is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner. The parties agree that it is the obligation of Consultant to report as income all compensation received by Consultant pursuant to this Agreement. Consultant shall indemnify the Company and hold it harmless from any obligation imposed by law on the Company to pay any federal, state or local withholding taxes, social security, medical, dental, workers compensation or other similar items.

     8. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post

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Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8.

     9. PRONOUNS. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

     10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

     11. AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Consultant.

     12. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.

     13. SUCCESSORS AND ASSIGNS. The obligations imposed by this Agreement shall be binding upon, and inure to the benefit of, both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to its assets or business, provided, however,

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that the obligations of the Consultant are personal and shall not be assigned by him.

     14. EFFECT OF TERMINATION. The following sections of this Agreement shall survive the termination of this Agreement: Section 6 (Inventions and Proprietary Information), Section 7 (Independent Contractor Status), Section 8 (Notices),
Section 12 (Governing Law), Section 13 (Successors and Assigns), and Section 14 (Effect of Termination).

     15. Miscellaneous.
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          15.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

          15.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

          15.3 In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                            ASCENT PHARMACEUTICALS, INC.



                                            By: /s/ Emmett Clemente
                                               -------------------------------
                                                   Emmett Clemente
                                            Title: President


                                            CONSULTANT


                                            /s/ Robert E. Baldini
                                            -------------------------------
                                            Robert E. Baldini

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                              Schedule A - Services
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             Evaluate and negotiate licensing proposals.
             Participate in creating and directing a marketing and sales organization.
             Assist in the formulation of product strategies.
             Assess the quality and progress of the product development efforts of the Company.
             Engage in general corporate matters such as investor-related activities and senior management recruitment.




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